Exhibit 99.1

Fifth Street Asset Management Inc. Announces Fourth Quarter and Full Year 2015 Results

GREENWICH, CT, March 17, 2016 -- Fifth Street Asset Management Inc. (NASDAQ: FSAM) ("FSAM" or "we") announces its financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter and Full Year 2015 Financial Highlights

•	Pro Forma Adjusted Net Income for the quarter and year ended December 31, 2015 was $9.2 million, or $0.18 per share, and $36.3 million, or $0.73 per share, respectively. Net income for the quarter and year ended December 31, 2015 was $4.7 million, or $0.09 per share, and $34.0 million, or $0.68 per share, respectively. For the quarter ended December 31, 2015, Pro Forma Adjusted Net Income before adjustment for litigation-related costs was $6.5 million, or $0.13 per share;

•	Fee-earning Assets Under Management ("AUM") was $4.4 billion as of December 31, 2015, versus $4.5 billion as of September 30, 2015;

•	Total revenues for the quarter ended December 31, 2015 were $22.9 million, versus $25.5 million for the quarter ended September 30, 2015, and $97.8 million for the year ended December 31, 2015, versus $102.5 million for the year ended December 31, 2014; and

•	Management fees represented 84.6% of total revenues for the quarter ended December 31, 2015 and 90.5% of total revenues for the year ended December 31, 2015.

“As a result of substantial costs incurred during the December quarter at FSAM, FSC and FSFR related to activist investors and litigation, we generated pro forma earnings of $0.13 per share, substantially below our normalized level.  We are pleased that subsequent to quarter end, FSC reached an amicable resolution with RiverNorth, which will increase FSAM's and my combined ownership of FSC to 14.6% and further solidifies the alignment of interests between FSAM and FSC,” stated Leonard M. Tannenbaum, Chairman and Chief Executive Officer, adding, “Going forward, as a result of broader market volatility, we have seen a widening of spreads in the middle market and believe that we are well-positioned to take advantage of the opportunity to put capital to work in this new vintage.”

Results of Operations

Total revenues for the quarter ended December 31, 2015 were $22.9 million, representing a $2.6 million, or 10.1%, decrease from $25.5 million for the quarter ended September 30, 2015. Management fees (which include base management fees and Part I fees) for the quarter ended December 31, 2015 were $19.4 million, or 84.6% of total revenues.

Total expenses for the quarter ended December 31, 2015 were $15.6 million, and include amounts reimbursed by our funds of $3.4 million, non-recurring compensation charges of $1.7 million, and expenses attributable to MMKT of $0.3 million. After adjusting for these items, net expenses were $10.3 million for the quarter ended December 31, 2015, which included litigation-related costs of $2.7 million. Net expenses decreased by $0.2 million, or 1.9%, as compared to $10.5 million for the quarter ended September 30, 2015.

Pro Forma Adjusted Net Income was $9.2 million, or $0.18 per share, for the quarter ended December 31, 2015, which represented a $0.4 million, or 5.1%, increase as compared to $8.6 million, or $0.17 per share, for the quarter ended September 30, 2015. Net income for the quarters ended December 31, 2015 and September 30, 2015 was $4.7 million, or $0.09 per share, and $9.2 million, or $0.18 per share, respectively.

Dividend Declaration

On March 14, 2016, our Board of Directors declared a quarterly dividend of $0.10 per share of our Class A common stock, which is based on our Pro Forma Adjusted Net Income before adjustment for litigation-related costs of $0.13 per share for the quarter ended December 31, 2015. The declared dividend is payable on April 15, 2016 to stockholders of record at the close of business on March 31, 2016.

Key Performance Metrics

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
	(dollars in thousands, except per share amounts)
Total revenues	$22,920	$28,939	$97,766	$102,537
Net income (loss)	$4,716	$(1,410)	$33,964	$35,596
Net income (loss) per share	$0.09	$(0.03)	$0.68	$0.71
Pro Forma Adjusted Net Income(1)	$9,206	$11,487	$36,261	$44,121
Pro Forma Adjusted Net Income Per Share	$0.18	$0.23	$0.73	$0.88

Management Fees as % of total revenues	84.6%	85.3%	90.5%	89.8%

AUM at end of period(2)	$5,295,612	$6,301,260	$5,295,612	$6,301,260
Fee-earning AUM at end of period(3)	$4,351,768	$5,554,013	$4,351,768	$5,554,013

__________________

(1)	Please refer to Exhibit A for a reconciliation of net income and income before income tax benefit (provision) to Adjusted Net Income and Pro Forma Adjusted Net Income.

(2)	AUM refers to assets under management of our funds and material control investments of these funds and represents the sum of the net asset value of such funds and investments, the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions) and uncalled committed debt and equity capital (including commitments to funds that have yet to commence their investment periods).

(3)	Fee-earning AUM refers to the AUM on which we directly or indirectly earn management fees and represents the sum of the net asset value of our funds and their material control investments and the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions).

Recent Developments

On January 19, 2016, Fifth Street Management LLC ("FSM"), a subsidiary of FSAM, entered into an amended and restated investment advisory agreement with Fifth Street Finance Corp ("FSC"). The amended and restated investment advisory agreement reduces the base management fee payable to FSM on gross assets, excluding cash and cash equivalents, from 2.00% to 1.75% effective as of January 1, 2016. The other commercial terms of FSM’s existing investment advisory relationship with FSC remain unchanged.

On February 18, 2016, we entered into a purchase and settlement agreement with RiverNorth Capital Management ("RiverNorth") pursuant to which RiverNorth would withdraw its competing FSC proxy solicitation. In connection with the agreement, we and Mr. Tannenbaum collectively agreed to purchase 9,220,600 shares of FSC’s common stock for a per-share purchase price of $6.25 from RiverNorth, and we deposited $10 million in escrow to be credited against the purchase price at closing.  In addition, we issued a warrant to RiverNorth that may require us to pay RiverNorth a cash settlement equal to the lesser of (i) $5 million and (ii) the value of the warrant based on the strike price. We may also be subject to additional future payments based on certain terms of the purchase and settlement agreement.

On February 29, 2016, Fifth Street Holdings LP, a subsidiary of FSAM, entered into an amendment to its existing revolving credit facility which reduced the aggregate revolver commitments of the lenders from $176 million to $146 million.  The amendment also provides, among other things, that certain risk retention debt incurred by subsidiaries engaged solely in managing collateralized loan obligations shall be permitted and excluded from certain financial covenant calculations, including leverage and interest coverage ratios.

Non-GAAP Financial Measures and Operating Metrics

Certain of the terms used in this press release, including AUM, fee-earning AUM, Adjusted Net Income and Pro Forma Adjusted Net Income, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Further, Adjusted Net Income and Pro Forma Adjusted Net Income are not performance measures calculated in accordance with GAAP. Adjusted Net Income has been included in this press release to adjust for certain one-time, non-recurring or non-operating items. Pro Forma Net Adjusted Net Income has been included in this press release to reflect certain tax adjustments in connection with our IPO and excludes the financial results of MMKT. We use Adjusted Net Income and Pro Forma Adjusted Net Income as measures of our operating performance, not as measures of liquidity. We believe that Adjusted Net Income and Pro Forma Adjusted Net Income provide investors with a meaningful indication of our core operating performance and Adjusted Net Income and Pro Forma Adjusted Net Income are evaluated regularly by our management as decision tools for deployment of resources. We believe that reporting Adjusted Net Income and Pro Forma Adjusted Net Income is helpful in understanding our business and that investors should review the same supplemental non-GAAP financial measures that our management uses to analyze our performance. Adjusted Net Income and Pro Forma Adjusted Net Income have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results prepared in accordance with GAAP. The use of Adjusted Net Income or Pro Forma Adjusted Net Income without consideration of related GAAP measures is not adequate due to the adjustments described herein. Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income is the GAAP financial measure most comparable to Pro Forma Adjusted Net Income. Please refer to Exhibit A for a reconciliation of net income and income before income tax benefit (provision) to Adjusted Net Income and Pro Forma Adjusted Net Income.

Conference Call Information

We will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, March 17, 2016 to discuss our fourth quarter and year end 2015 financial results. All interested parties are welcome to participate. Domestic callers can access the conference call by dialing (855) 791-2033. International callers can access the conference call by dialing +1 (631) 485-4910. All callers will need to enter the Participant Passcode Number 17809698 and reference "Fifth Street Asset Management Inc." after being connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. An archived replay of the call will be available shortly after the end of the conference call through March 24, 2016, to domestic callers by dialing (855) 859-2056 and to international callers by dialing +1 (404) 537-3406. For all replays, please reference Passcode Number 17809698. An archived replay will also be available online in the "Investor Relations" section of FSAM's website under the "News & Events - Calendar of Events" section. FSAM's website can be accessed at fsam.fifthstreetfinance.com.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over a 17-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform are supported by approximately 70 professionals across locations in Greenwich, Chicago and San Francisco. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the company's current views with respect to, among other things, future events and financial performance. Words such as "believes," "expects," "will," "estimates," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for the company to predict those events or how they may affect it. Therefore, you should not place undue reliance on these forward-looking statements. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:	Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

IR-FSAM@fifthstreetfinance.com

Media Contact:

Michael Freitag / James Golden / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449

Exhibit A. Calculation of Adjusted Net Income and Pro Forma Adjusted Net Income

Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income is the GAAP financial measure most comparable to Pro Forma Adjusted Net Income. The following table provides a reconciliation of net income and income before income tax benefit (provision) to Adjusted Net Income and Pro Forma Adjusted Net Income (shown in thousands, except per share amounts):

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income	$4,716	$(1,410)	$33,964	$5,596
Provision (benefit) for income taxes	1,575	(2,124)	5,065	(2,124)
Income before provision (benefit) for income taxes	6,291	(3,533)	39,030	33,473
Adjustments:
Compensation-related charges(1)(2)	1,666	18,610	6,111	25,025
Unrealized loss on beneficial interests in CLOs(3)	489	—	1,080	—
FSC follow-on equity offering underwriting costs(4)	—	—	—	822
Lease termination charges(5)	—	101	(72)	707
Professional fees and other expenses in connection with our IPO	—	224	—	1,118
Adjusted Net Income before adjustment for litigation-related costs	8,446	15,402	46,149	61,145
Litigation-related costs	2,685	—	2,685	—
Adjusted Net Income(6)	$11,131	$15,402	$48,834	$61,145

Net loss attributable to MMKT(7)	261	—	1,136	—
Pro Forma income tax provision(8)	(3,324)	(5,076)	(18,330)	(21,724)
Pro Forma tax receivable agreement benefit	1,138	1,161	4,621	4,700
Pro Forma Adjusted Net Income	$9,206	$11,487	$36,261	$44,121

Pro Forma weighted average shares outstanding(9)	49,782	50,000	49,912	50,000
Pro Forma Adjusted Net Income, before adjustment for litigation-related costs, per Class A common share(9)	$0.13	$0.23	$0.67	$0.88
Pro Forma Adjusted Net Income per Class A common share(9)	$0.18	$0.23	$0.73	$0.88

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(1)	For the quarters and years ended December 31, 2015 and 2014, this amount includes $0.3 million, $1.0 million, $0.3 million and $1.8 million, respectively, of amortization expense relating to the conversion and vesting of member interests in connection with our 2014 reorganization.
(2)	For the quarter and year ended December 31, 2015, this amount includes $1.4 million and $5.1 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO. For the year ended December 31, 2014, this amount includes: (1) $3.1 million of noncash compensation expense relating to the separation of a former equity member in May 2014, (2) $3.1 million of cash payments to purchase the equity interest from a former member, (3) $15.1 million of noncash compensation expense relating to our Reorganization and IPO, (4) $1.1 million of cash bonus awards paid to certain of our employees in connection with our IPO and (5) $0.8 million of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO.
(3)	Represents change in fair value on beneficial interests in CLO on which we have elected the fair value option.
(4)	Represents the costs borne by us relating to equity underwriting commissions attributable to an equity offering at FSC.
(5)	Includes non-recurring charges and refunds for termination payments and related exit costs accrued at present value relating to our office leases.
(6)	Adjusted Net Income is presented on a pre-tax basis.
(7)	Represents net loss attributable to the operations of MMKT, a consolidated subsidiary of FSAM that was formed to develop technology related to the financial services industry.
(8)	Based on our estimated statutory tax rate and includes an adjustment for pro forma tax benefits related to basis adjustments due to our IPO.
(9)	Presented with the assumption that 100% of the limited partnership interests in Fifth Street Holdings L.P. were converted on a one-for-one basis into shares of our Class A common stock.

Exhibit B. Consolidated Statements of Financial Condition as of December 31, 2015 and December 31, 2014

	As of
	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$17,185,204	$3,238,008
Management fees receivable (includes Part I Fees of $(555,663) and $7,809,194 at December 31, 2015 and December 31, 2014, respectively)	4,879,785	23,528,749
Performance fees receivable	224,618	106,635
Prepaid expenses (includes $676,789 and $185,580 related to income taxes at December 31, 2015 and December 31, 2014, respectively)	1,284,759	1,395,882
Investments in equity method investees	6,427,272	4,115,429
Investments in available-for-sale securities (cost: $26,389,015)	26,771,258	—
Beneficial interests in CLOs at fair value: (cost: $24,617,568)	23,537,629	—
Due from affiliates	3,943,384	3,799,542
Fixed assets, net	9,893,521	10,274,263
Deferred tax assets	51,180,237	57,972,039
Deferred financing costs	1,929,433	2,432,764
Other assets	3,976,420	4,197,358
Total assets	$151,233,520	$111,060,669
Liabilities and Equity
Liabilities
Accounts payable and accrued expenses	$5,324,842	$3,045,651
Accrued compensation and benefits	10,448,260	11,095,548
Income taxes payable	28,559	361,052
Loans payable (including $4,738,026 of MMKT Notes at fair value)	21,710,640	4,000,000
Credit facility payable	65,000,000	12,000,000
Dividend payable	1,748,062	—
Due to Principal	—	9,063,792
Due to affiliates	24,257	62,781
Deferred rent liability	3,146,210	3,261,434
Payable to related parties pursuant to tax receivable agreements	45,486,114	47,373,245
Total liabilities	152,916,944	90,263,503
Commitments and contingencies
Equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding as of December 31, 2015 and December 31, 2014	—	—
Class A common stock, $0.01 par value 500,000,000 shares authorized; 5,822,672 and 6,000,033 shares issued and 5,798,614 and 6,000,033 shares outstanding as of December 31, 2015 and December 31, 2014, respectively	58,227	60,000
Class B common stock, $0.01 par value 50,000,000 shares authorized; 42,856,854 shares issued and outstanding as of December 31, 2015 and December 31, 2014	428,569	428,569
Additional paid-in capital	2,661,253	4,975,073
Accumulated other comprehensive income	27,276	—
Retained earnings	—	1,214,949
	3,175,325	6,678,591
Less: Treasury stock, at cost, 24,058 shares as of December 31, 2015	(180,064)	—
Total stockholders' equity, Fifth Street Asset Management Inc.	2,995,261	6,678,591
Non-controlling interests	(4,678,685)	14,118,575
Total equity (deficit)	(1,683,424)	20,797,166
Total liabilities and equity	$151,233,520	$111,060,669

Exhibit C. Consolidated Statements of Income for the Three Months and Years Ended December 31, 2015 and 2014

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
Revenues
Management fees (includes Part I Fees of $31,172,071 and $35,618,257 for the years ended December 31, 2015 and 2014, respectively)	$19,378,996	$24,672,236	$88,473,650	$92,092,369
Performance fees	145,167	(32,414)	224,618	106,635
Other fees	3,395,943	4,299,130	9,068,020	10,337,588
Total revenues	22,920,106	28,938,952	97,766,288	102,536,592
Expenses
Compensation and benefits	7,844,533	28,115,670	36,636,264	53,826,682
Fund offering and start-up expenses	—	47,489	—	1,247,923
General, administrative and other expenses	7,336,105	3,705,422	17,887,419	13,029,436
Depreciation and amortization	438,536	344,396	1,693,080	985,845
Total expenses	15,619,174	32,212,977	56,216,763	69,089,886
Other income (expense)
Interest income	359,465	1,501	653,130	13,031
Interest expense	(805,990)	(248,568)	(2,143,817)	(323,363)
Income from equity method investments	18,090	29,611	20,630	246,361
Unrealized loss on beneficial interests in CLOs	(489,393)	—	(1,079,939)	—
Realized loss on beneficial interests in CLOs	(249,033)	—	(249,033)	—
Other income (expense), net	157,405	(41,951)	279,405	90,049
Total other income (expense), net	(1,009,456)	(259,407)	(2,519,624)	26,078
Income before provision (benefit) for income taxes	6,291,476	(3,533,432)	39,029,901	33,472,784
Provision (benefit) for income taxes	1,575,434	(2,123,627)	5,065,420	(2,123,627)
Net income	4,716,042	(1,409,805)	33,964,481	35,596,411
Less: Net income attributable to Predecessor	—	11,375,127	—	(25,631,089)
Less: Net income attributable to non-controlling interests	(5,862,168)	(9,527,661)	(31,556,455)	(9,527,661)
Net income attributable to Fifth Street Asset Management Inc.	$(1,146,126)	$437,661	$2,408,026	$437,661

Net income per share attributable to Fifth Street Asset Management Inc. Class A common stock: Basic and Diluted	$(0.19)	$0.07	$0.41	$0.07
Weighted average shares of Class A common stock outstanding - Basic	5,929,627	6,000,033	5,913,125	6,000,033
Weighted average shares of Class A common stock outstanding - Diluted	5,929,627	6,000,033	5,915,174	6,000,033